Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-186067

The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 21, 2013

Prospectus Supplement

(To Prospectus Dated February 12, 2013)

NEOGENOMICS, INC.

3,000,000 Shares of Common Stock

$         per share

We are offering 2,700,000 shares of our common stock, par value $0.001 per share, and the selling stockholder identified in this prospectus supplement is offering 300,000 shares of our common stock. We will not receive any proceeds from the shares of our common stock sold by the selling stockholder.

Our common stock is listed on the NASDAQ Capital Market under the symbol “NEO.” On February 19, 2013, the last reported sale price of our common stock on the NASDAQ Capital Market was $3.40 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

	Per Share	Total
Public offering price	$	$
Underwriting discount
Proceeds, before expenses, to us
Proceeds, before expenses, to the selling stockholder

We have granted to the underwriters a 30-day option to purchase an additional 450,000 shares from us on the same terms set forth above to cover over-allotments, if any. In addition to the underwriting discount, we have agreed to pay up to $100,000 of the fees and expenses of the underwriter in connection with this offering. See “Underwriting” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriter expects to deliver the shares of common stock to purchasers on or about March     , 2013.

Craig-Hallum Capital Group

Ladenburg Thalmann & Co. Inc.	Emerging Growth Equities, Ltd.

The date of this prospectus supplement is February     , 2013

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus form part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (referred to as the “SEC”) using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

In this prospectus supplement, “NeoGenomics”, the “Company,” “we,” “us,” “our,” and similar terms refer to NeoGenomics, Inc. and its direct and indirect subsidiaries on a consolidated basis, except where the context otherwise requires or as otherwise indicated. References to our “common stock” refer to the common stock, par value $0.001 per share, of NeoGenomics, Inc.

This prospectus supplement includes a discussion of risk factors and other special considerations applicable to this particular offering of securities. This prospectus supplement, and the information incorporated herein by reference, may also add, update, or change information in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under the heading “Documents Incorporated by Reference” and “Where You Can Find More Information.” If there is any inconsistency between the information in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The information in this prospectus supplement, the accompanying prospectus, and any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus supplement or any sale of common stock.

All references in this prospectus supplement to our consolidated financial statements include, unless the context indicates otherwise, the related notes. The estimates of market share and industry data and forecasts included in or incorporated by reference into this prospectus supplement and the accompanying prospectus have been obtained from industry publications and surveys. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, we have derived certain market data from our expertise and experience in our industry and such data has not been verified by independent third-party sources.

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference include our trademarks such as the “NeoGenomics” name, the NeoFISH, NeoFlow, NeoSITE, and MelanoSITE, brand names, and our logos, which are protected under applicable intellectual property laws and are the property of NeoGenomics, Inc. or its subsidiaries. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names.

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PROSPECTUS SUPPLEMENT SUMMARY

Our Company

We operate a network of cancer-focused testing laboratories whose mission is to improve patient care through exceptional genetic and molecular testing services. Our vision is to become America’s premier cancer testing laboratory by delivering uncompromising quality, exceptional service and innovative products and services. The Company has laboratory locations in Ft. Myers and Tampa, Florida; Irvine, California; and Nashville, Tennessee, and currently offers the following types of testing services:

a)	Cytogenetics testing - the study of normal and abnormal chromosomes and their relationship to disease. Cytogenetic studies are often utilized to assist in refining treatment options for hematopoietic cancers such as leukemia and lymphoma;

b)	Fluorescence In-Situ Hybridization testing - a branch of cancer genetics that focuses on detecting and locating the presence or absence of specific DNA sequences and genes on chromosomes;

c)	Flow cytometry testing - a rapid way to measure the characteristics of cell populations. Cells from peripheral blood, bone marrow aspirate, lymph nodes, and other areas are labeled with selective fluorescent antibodies and quantified according to their surface antigens. These fluorescent antibodies bind to specific cell surface antigens and are used to identify malignant cell populations. Flow cytometry is typically performed in conjunction with morphology testing which looks at smears on glass slides for abnormal cell populations;

d)	Immunohistochemistry (“IHC”) testing - the process of identifying cell proteins in a tissue section utilizing the principle of antibodies binding specifically to antigens. Specific surface cytoplasmic or nuclear markers are characteristic of cellular events such as proliferation or cell death (apoptosis). IHC is also widely used to understand the distribution and localization of differentially expressed proteins; and

e)	Molecular testing - a rapidly emerging cancer diagnostic tool focusing on the analysis of DNA and RNA, as well as the structure and function of genes at the molecular level. Molecular testing employs multiple technologies including bi-directional Sanger sequencing analysis, DNA fragment length analysis, and real-time polymerase chain reaction RNA analysis.

All of these testing services are widely utilized to inform the diagnosis and prognosis of various types and subtypes of cancer and to help predict a patient’s potential response to specific therapies. NeoGenomics offers testing services on both a “tech-only” basis, where we perform the technical component of the testing (specimen set-up, staining, imaging, sorting and categorization of cells, chromosomes, genes, DNA or RNA) and the client physician performs the related professional interpretation component (analyzing the laboratory data, developing the diagnosis or prognosis as well as preparing and writing the final report), as well as on a full service or “global” basis where we perform both the technical component and the professional interpretation component.

Corporate Offices

Our principal executive offices are located at 12701 Commonwealth Drive, Suite 9, Fort Myers, Florida 33913. Our telephone number is (239) 768-0600. Our website can be accessed at www.neogenomics.com. Our website, and the information set forth therein, is not incorporated by reference into this prospectus supplement.

The Offering

The summary below describes some of the terms of the offering. For a more complete description of our common stock, see “Description of Our Capital Stock” in the accompanying prospectus.

Issuer:	NeoGenomics, Inc.

Selling Stockholder:	Mary S. Dent Gifting Trust

Shares of common stock offered by us:	2,700,000 shares

Shares of common stock offered by the selling stockholder:	300,000 shares

Shares of common stock outstanding after the offering:	47,980,280 shares

Over-allotment option:	450,000 shares of common stock issuable by us to the underwriters

Use of proceeds:	We intend to use the net proceeds that we receive from the sale of the securities described in this prospectus supplement for general corporate and operations purposes and to fund our anticipated growth. Pending such use, we reserve the right to temporarily invest the proceeds or use them to reduce indebtedness on our working capital facility with Capital Source Bank. We will not receive any proceeds from the sale of common stock by the selling stockholder.

NASDAQ symbol:	“NEO”

Risk factors:	Investing in our common stock involves substantial risks. You should carefully consider all the information in this prospectus supplement prior to investing in our common stock. In particular, we urge you to carefully consider the factors set forth under “Risk Factors” on Page S-3.

The amounts set forth above are based upon 45,280,280 shares of common stock outstanding as of February 19, 2013. The information above: (a) does not include 5,797,216 shares of common stock issuable upon the exercise of outstanding options to purchase our common stock at a weighted average exercise price of $1.03 per share, (b) does not include 549,645 shares of common stock reserved for future grants under our Amended and Restated Equity Incentive Plan, (c) does not include 9,518 shares of common stock reserved for future issuance under our Employee Stock Purchase Plan, and (d) assumes no exercise by the underwriters of their option to purchase up to an additional 450,000 shares from us to cover over-allotments, if any.

RISK FACTORS

An investment in our securities which may be offered hereby is subject to numerous risks, including the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference herein. You should carefully consider these risks, along with the information provided elsewhere in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference in this prospectus supplement before investing in our securities. You could lose all or part of your investment in the securities.

Risks Relating to the Offering

There may be additional market sales of a substantial amount of our common stock after this offering by our current stockholders, and these sales could cause the price of our common stock to fall.

As of February 19, 2013, there were 45,280,280 shares of common stock outstanding. We expect that the selling stockholder, and each of our directors and executive officers will enter into a lock-up agreement with Craig-Hallum Capital Group, LLC, on behalf of the underwriters, which regulates their sales of our common stock for a period of 45 days after the date of this prospectus supplement, subject to certain exceptions and automatic extensions in certain circumstances.

Sales of substantial amounts of our common stock in the public market after this offering, or the perception that such sales will occur, could adversely affect the market price of our common stock and make it difficult for us to raise funds through securities offerings in the future. The shares offered by this prospectus supplement will be eligible for immediate sale in the public market without restriction by persons other than our affiliates.

Our management will have broad discretion over the use of the net proceeds from this offering and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose and our management will have broad discretion as to the use of any net proceeds. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for our Company.

Future financings could adversely affect common stock ownership interest and rights in comparison with those of other security holders.

Our board of directors has the power to issue additional shares of common or preferred stock without stockholder approval. If additional funds are raised through the issuance of equity or convertible debt securities, the percentage of ownership of our existing stockholders will be reduced, and these newly issued securities may have rights, preferences or privileges senior to those of existing stockholders. If we issue additional common stock or securities convertible into common stock, such issuance will reduce the proportionate ownership and voting power of each other stockholder. In addition, such stock issuances might result in a reduction of the book value of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934, or the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements as may be required and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act of 1933, or the Securities Act, relating to the securities offered by this prospectus supplement. This prospectus supplement, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at http://www.neogenomics.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available at http://www.neogenomics.com/company-investor-relations-overview.htm copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents separately filed by us with the SEC that contain such information. The information we incorporate by reference is considered to be part of this prospectus supplement and information we later file with the SEC will automatically update and supersede the information in this prospectus supplement. The following documents filed by us with the SEC pursuant to Section 13(a) of the Exchange Act and any of our future filings under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the SEC on February 21, 2013;

(2)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act and all proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in (1) above; and

(3)	the description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on December 5, 2012.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

NeoGenomics, Inc.

12701 Commonwealth Drive, Suite 9

Fort Myers, Florida 33913

(239) 768-0600

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” beginning on page S-3. You should read that section carefully. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus supplement. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus supplement or currently unknown facts or conditions or the occurrence of unanticipated events.

USE OF PROCEEDS

We expect that the net proceeds of this offering to us will be approximately $8,386,000, after deducting underwriting discounts and our estimated offering expenses. Our estimate of the net proceeds is based on an assumed offering price of $3.40 per share, which was the closing price of our common stock on the NASDAQ Capital Market on February 19, 2013, and assumes the number of shares we sell in this offering is the same as set forth on the cover page of this prospectus supplement. A $1.00 increase or decrease in the assumed public offering price would increase or decrease the estimated net proceeds we receive from this offering by approximately $2,500,000 assuming the number of shares we sell in this offering, as set forth on the cover of this prospectus supplement remains the same and after deducting estimated offering expenses.

We intend to use the net proceeds from the sale of the securities described in this prospectus supplement for general corporate and operations purposes and to fund our anticipated growth. Pending such use, we reserve the right to temporarily invest the proceeds or use them to reduce indebtedness on our working capital facility with Capital Source Bank. Our capital facility has an interest rate of 5.25% as of January 31, 2013 and matures on March  26, 2015. We will not receive any proceeds from the sale of common stock by the selling stockholder.

SELLING STOCKHOLDER

All of the 300,000 shares of common stock registered for sale by the selling stockholder pursuant to this prospectus are shares owned by the Mary S. Dent Gifting Trust, for which Dr. Michael T. Dent serves as the sole trustee. Mary S. Dent is the spouse of Dr. Michael T. Dent, our founder and current member of our board of directors. We are registering such shares to permit the selling stockholder and its pledges, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell the shares.

The following table sets forth information with respect to the selling stockholder and the shares of common stock beneficially owned by the selling stockholder, including shares that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling stockholder to us as of January 15, 2013. For purposes of the table below, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling stockholder.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares That May Be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After Offering	Percent of Shares Owned After Offering
Mary S. Dent Gifting Trust	900,000	300,000	600,000	1.25%

(1)	Dr. Michael T. Dent has the power to vote the shares held by the Mary S. Dent Gifting Trust as the sole trustee. The address for Michael T. Dent is c/o NeoGenomics, Inc., 12701 Commonwealth Boulevard, Suite 9, Fort Myers, Florida 33913.

UNDERWRITING

We and the selling stockholder are offering the shares of common stock described in this prospectus supplement and the accompanying prospectus through the underwriters listed below. Craig-Hallum Capital Group LLC is acting as the book-running manager of this offering and representative of the underwriters. Subject to the terms of the underwriting agreement, we and the selling stockholder have agreed to sell to the underwriters, and each underwriter has agreed, to purchase the number of shares listed opposite its name below.

Underwriters	Number of Shares
Craig-Hallum Capital Group LLC
Ladenburg Thalmann & Co. Inc.
Emerging Growth Equities, Ltd.

Total

Each underwriter is committed to purchase and pay for all of the shares if any are purchased, other than those shares covered by the over-allotment option described below. The underwriters propose to offer the common stock directly to the public at the price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $ per share. After this offering, the underwriters may change the offering price and other selling terms.

We have granted the underwriters an option to buy up to an additional 450,000 shares of common stock from us to cover over-allotments. The underwriters may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

The underwriting discount is equal to the public offering price per share of common stock less the amount paid by the underwriters to us and the selling stockholder per share of common stock. In addition to the underwriting discount, we have agreed to pay up to $100,000 of the fees and expenses of the underwriters, which may include up to $75,000 of the fees and expenses of counsel to the underwriters. The fees and expenses of the underwriters that we have agreed to reimburse are not included in the underwriting discounts set forth in the table below. The following table shows the per share and total underwriting discount to be paid to the underwriters in this offering assuming both no exercise and full exercise of the over-allotment option.

	Per Share	Total with No Exercise	Total With Exercise
Paid by us	$	$	$
Paid by the selling stockholder
Total	$	$	$

We estimate expenses payable by us in connection with this offering of common stock, other than the underwriting discounts referred to above, will be approximately $200,000, which includes $100,000 of fees and expenses of the underwriters we have agreed to reimburse.

The underwriters have not received and will not receive from us or the selling stockholder any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority to be underwriting compensation under its rule of fair price. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters.

We and the selling stockholder have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

We, each of our directors and executive officers, and the selling stockholder are subject to lock-up agreements, which prohibit us and them from offering for sale, pledging, announcing the intention to sell, selling, contracting to sell, granting any option, right or warrant to purchase, or otherwise transferring or disposing of, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for a period of at least 45 days following the date of this prospectus supplement without the prior written consent of Craig-Hallum Capital Group LLC. The lock-up agreements do not prohibit our directors and executive officers and the selling stockholder from transferring shares of our common stock for bona fide estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms. The lock-up provisions also do not prevent us or the selling stockholder from selling shares to the underwriters pursuant to the underwriting agreement, and do not prevent us from granting options to acquire securities under our existing stock option plans or issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement.

The 45-day lock-up period in all of the lock-up agreements is subject to extension if (i) during the last 17 days of the lock-up period we issue an earnings release or material news or a material event relating to us occurs or (ii) prior to the expiration of the lock-up period, we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, in which case the restrictions imposed in these lock-up agreements shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The restrictions in the lock-up agreements can be waived at any time in the sole discretion of Craig-Hallum Capital Group LLC.

To facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, the underwriters may over-allot or otherwise create a short position in the common stock for their own account by selling more shares of common stock than we or the selling stockholder have sold to the underwriters. Short sales involve the sale by the underwriters of a greater number of shares than the underwriters are required to purchase in the offering. The underwriters may close out any short position by either exercising their option to purchase additional shares or purchasing shares in the open market.

In addition, the underwriters may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the NASDAQ Capital Market or otherwise and, if commenced, may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the NASDAQ Capital Market limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

This prospectus supplement and the accompanying prospectus may be available in electronic format on websites or other online resources maintained by the underwriters or their affiliates and the underwriters may distribute this prospectus supplement and the accompanying prospectus electronically. Other than this prospectus supplement and the accompanying prospectus supplement in electronic format, the information on such websites and any information contained in any other website maintained by the underwriters or any of their affiliates is not part of this prospectus supplement or the accompanying prospectus, has not been approved or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Certain of the underwriters and their affiliates may have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking, and other services for us and such affiliates in the ordinary course of their business, for which they may receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

LEGAL MATTERS

The validity of the securities offered by this prospectus supplement has been passed upon for us by Burton, Bartlett & Glogovac, Reno, Nevada. We are being represented by K&L Gates LLP with respect to U.S. federal securities and certain New York State Law matters. The underwriters have been represented in connection with this offering by Faegre Baker Daniels LLP, Minneapolis, Minnesota.

EXPERTS

Our consolidated financial statements as of December 31, 2012 and 2011 and for the years then ended included or referred to in this prospectus have been audited by Kingery & Crouse, P.A., independent registered certified public accountants, and are incorporated by reference into this prospectus supplement in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PROSPECTUS

NeoGenomics, Inc.

$25,000,000 of Common Stock

Preferred Stock and/or

Warrants

and

300,000 shares of Common Stock

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having a total initial offering price not exceeding $25,000,000.

This prospectus provides you with a general description of these securities. We will file prospectus supplements and may provide other offering material at later dates that will contain specific terms of each offering of securities by us. These supplements may also add, update or change information contained in this prospectus.

You should read this prospectus and the applicable prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement. This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

We will sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commission or discounts.

In addition, the selling stockholder identified in this prospectus or any of its pledges, donees, transferees or other successors-in-interests may offer to sell, from time to time, in amounts at prices and on terms determined at the time of the offering, up to 300,000 shares of our common stock under this prospectus. These sales may occur through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section of this prospectus entitled “Plan of Distribution” beginning on page 4 or by any applicable prospectus supplement. We will not receive any proceeds from the sale of common stock by the selling stockholder, but we will incur expenses in connection with the sale of those shares. We and the selling stockholder may offer securities at the same time or in separate transactions.

Our common stock is listed on the NASDAQ Capital Market under the symbol “NEO”.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” on page 3 of this prospectus and in the documents we filed with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated February 12, 2013.

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ABOUT THIS PROSPECTUS

This prospectus of NeoGenomics, Inc., a Nevada corporation (collectively with all of its subsidiaries, the “Company”, “NeoGenomics”, or “we”, “us”, or “our”) is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. Based on a recent price of $3.00 of our common stock and 35,738,275 shares of our common stock held by our non-affiliates within 60 days immediately prior to the filing date of the registration statement on Form S-3 of which this prospectus is made a part, the aggregate market value of our outstanding voting and non-voting common equity held by our non-affiliates was approximately $107,214,825. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3.

The selling stockholder also may use the shelf registration statement to sell an aggregate amount of 300,000 shares of our common stock from time to time in the public market. We will not receive any proceeds from the sale of common stock by the selling stockholder. The selling stockholder will deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. The selling stockholder may sell its shares of common stock through any means described in the section entitled “Plan of Distribution” or in an accompanying prospectus supplement. As used herein, the term “selling stockholder” includes the selling stockholder and its pledges, donees, transferees or other successors-in-interest.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the SEC website or at the SEC offices mentioned under the heading “Prospectus Summary - Where You Can Find More Information.”

We may provide a prospectus supplement containing specific information about the amounts, prices and terms of the securities for a particular offering. The prospectus supplement may add, update or change information in this prospectus. If the information in the prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and, if applicable, any prospectus supplement. See “Prospectus Summary - Where You Can Find More Information” for more information.

We and the selling stockholder have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any prospectus supplement. This prospectus and any prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any prospectus supplement is delivered or securities are sold on a later date.

PROSPECTUS SUMMARY

Our Company

We operate a network of cancer-focused testing laboratories whose mission is to improve patient care through exceptional genetic and molecular testing services. Our vision is to become America’s premier cancer testing laboratory by delivering uncompromising quality, exceptional service and innovative products and services. The Company has laboratory locations in Ft. Myers and Tampa, Florida; Irvine, California; and Nashville, Tennessee, and currently offers the following types of testing services:

a)	Cytogenetics testing - the study of normal and abnormal chromosomes and their relationship to disease. Cytogenetic studies are often utilized to assist in refining treatment options for hematopoietic cancers such as leukemia and lymphoma;

b)	Fluorescence In-Situ Hybridization (“FISH”) testing - a branch of cancer genetics that focuses on detecting and locating the presence or absence of specific DNA sequences and genes on chromosomes;

c)	Flow cytometry testing - a rapid way to measure the characteristics of cell populations. Cells from peripheral blood, bone marrow aspirate, lymph nodes, and other areas are labeled with selective fluorescent antibodies and quantified according to their surface antigens. These fluorescent antibodies bind to specific cell surface antigens and are used to identify malignant cell populations. Flow cytometry is typically performed in conjunction with morphology testing which looks at smears on glass slides for abnormal cell populations;

d)	Immunohistochemistry (“IHC”) testing - the process of identifying cell proteins in a tissue section utilizing the principle of antibodies binding specifically to antigens. Specific surface cytoplasmic or nuclear markers are characteristic of cellular events such as proliferation or cell death (apoptosis). IHC is also widely used to understand the distribution and localization of differentially expressed proteins; and

e)	Molecular testing - a rapidly emerging cancer diagnostic tool focusing on the analysis of DNA and RNA, as well as the structure and function of genes at the molecular level. Molecular testing employs multiple technologies including bi-directional Sanger sequencing analysis, DNA fragment length analysis, and real-time polymerase chain reaction (“RT-PCR”) RNA analysis.

All of these testing services are widely utilized to inform the diagnosis and prognosis of various types and subtypes of cancer and to help predict a patient’s potential response to specific therapies. NeoGenomics offers testing services on both a “tech-only” basis, where we perform the technical component of the testing (specimen set-up, staining, imaging, sorting and categorization of cells, chromosomes, genes, DNA or RNA) and the client physician performs the related professional interpretation component (analyzing the laboratory data, developing the diagnosis or prognosis as well as preparing and writing the final report), as well as on a full service or “global” basis where we perform both the technical component and the professional interpretation component.

The Offering

We may offer and sell, from time to time, in one or more offerings, any combination of debt and equity securities that we describe in this prospectus having a total initial offering price not exceeding $25,000,000 at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.

In addition, the selling stockholder, the Mary S. Dent Gifting Trust, or its donees, pledges, transferees or other successors-in-interests may offer to sell an aggregate of 300,000 shares of our common stock from time to time in the public market under this prospectus. We will not receive any proceeds from the sale of shares of common stock by the selling stockholder. The selling stockholder will deliver a supplement with this prospectus, if required, to update the information contained in this prospectus. The selling stockholder may sell its shares of common stock through any means described in the section entitled “Plan of Distribution” or in an accompanying prospectus supplement. See “Selling Stockholder” on page 6 for more information on the selling stockholder.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

Where You Can Find More Information

We are subject to the information requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements as may be required and other information with the SEC and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You may read and copy the registration statement and any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition to the foregoing, we maintain a website at http:// www.neogenomics.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available at http://www.neogenomics.com/company-investor-relations-overview.htm copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.

About Us

Our principal executive offices are located at 12701 Commonwealth Drive, Suite 5, Fort Myers, Florida 33913. Our telephone number is (239) 768-0600. Our website can be accessed at www.neogenomics.com. Our website is not incorporated by reference into this prospectus.

RISK FACTORS

An investment in our securities which may be offered hereby is subject to numerous risks, including the risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2011, which is incorporated by reference herein. You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus before investing in our securities. You could lose all or part of your investment in the securities.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus certain information that we file with the SEC, which means that we can disclose important information to you by referring you to other documents separately filed by us with the SEC that contain such information. The information we incorporate by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede the information in this prospectus. The following documents filed by us with the SEC pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and any of our future filings under Sections 13(a), 13(c), 14 or 15 (d) of the Exchange Act, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, made before the termination of the offering are incorporated by reference herein:

(1)	our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on March 12, 2012;

(2)	our Quarterly Reports on Form 10-Q for the fiscal periods ended: (i) March 31, 2012, as filed with the SEC on May 14, 2012; (ii) June 30, 2012, as filed with the SEC on August 6, 2012, and as amended by Form 10-Q/A filed with the SEC on August 15, 2012; and (iii) September 30, 2012, as filed with the SEC on November 5, 2012;

(3)	our Current Reports on Form 8-K, as filed with the SEC on January 11, 2012, January 25, 2012, March 28, 2012, August 7, 2012, September 12, 2012 and December 6, 2012;

(4)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act and all proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year covered by the Annual Report referenced in (1) above; and

(5)	The description of our common stock contained in the Registration Statement on Form 8-A filed with the SEC on December 5, 2012.

In addition, all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or complete are deemed to be incorporated by reference into, and to be a part of, this prospectus.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost to the requester. Requests should be made by writing or telephoning us at the following address:

NeoGenomics, Inc.

12701 Commonwealth Drive, Suite 9

Fort Myers, Florida 33913

(239) 768-0600

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act regarding our business, financial condition, results of operations and prospects. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates” and similar expressions or variations of such words are intended to identify forward-looking statements. However, these are not the exclusive means of identifying forward-looking statements. Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us.

Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact us are described or incorporated by reference in “Risk Factors” beginning on page 3. You should read that section carefully. You should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. We undertake no obligation to update publicly any forward-looking statements in order to reflect any event or circumstance occurring after the date of this prospectus or currently unknown facts or conditions or the occurrence of unanticipated events.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities described in this prospectus for general corporate and operations purposes and to fund our anticipated growth. Pending such use, we reserve the right to temporarily invest the proceeds or use them to reduce indebtedness on our working capital facility with Capital Source Bank. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering. We will not receive any proceeds from the sale of common stock by the selling stockholder.

PLAN OF DISTRIBUTION

We and the selling stockholder may sell the securities described in this prospectus on a continuous or delayed basis directly to purchasers, through underwriters, broker-dealers or agents that may receive compensation in the form of discounts, concessions or commissions from us or the purchasers of the securities, in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise or through a combination of any such methods of sale. Discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The securities may be sold from time to time in one or more transactions at fixed prices, which may be changed from time to time, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions:

•

on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including, as of the date of this prospectus, the NASDAQ Capital Market in the case of our Common Stock;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or services or in the over-the-counter market; or

•	through the writing of options, whether the options are listed on an options exchange or otherwise.

Each time that we or the selling stockholder use this prospectus to sell our securities, we or the stockholder shall also provide a prospectus supplement. For each series of securities, the applicable prospectus supplement will set forth the terms of the offering including:

•	the public offering price;

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities;

•	the proceeds from the sale of the securities to us;

•	any underwriting discounts, agency fees, or other compensation payable to underwriters or agents;

•	any discounts or concessions allowed or reallowed or repaid to dealers; and

•	the securities exchanges on which the securities will be listed, if any.

If we or the selling stockholder use underwriters in the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we or the selling stockholder use dealers in the sale of securities, we or the selling stockholder will sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. We or the selling stockholder may solicit offers to purchase the securities directly, and we or the selling stockholder may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. The terms of these sales will be described in the applicable prospectus supplement. If we or the selling stockholder use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents would be involved. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We or the selling stockholder may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with SEC orders, rules and regulations and applicable law. To the extent permitted by applicable law and SEC orders, rules and regulations, an overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. To the extent permitted by applicable law and SEC orders, rules and regulations, short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market may engage in passive market making transactions in the common stock on the NASDAQ Stock Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. We have advised the selling stockholder that the anti-manipulation rules of Regulation M may apply to sales of shares in the market and to the activities of the selling stockholder its affiliates. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholder. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. The restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities for the shares.

Underwriters, dealers and agents that participate in any distribution of securities may be deemed to be underwriters as defined in the Securities Act. Any discounts, commissions or profit they receive when they resell the securities may be treated as underwriting discounts and commissions under the Securities Act. Only underwriters named in the prospectus supplement are underwriters of the securities offered in the prospectus supplement. We or the selling stockholder may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including certain liabilities under the Securities Act, or to contribute with respect to payments that they may be required to make.

We or the selling stockholder may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities from us or the selling stockholder on a future date at a specific price. This type of contract may be made only with institutions that we or the selling stockholder specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts.

Each series of securities will be a new issue of securities. Our Common Stock is listed on the NASDAQ Capital Market. Unless otherwise specified in the applicable prospectus supplement, our securities (other than our Common Stock) will not be listed on any exchange. It has not presently been established whether the underwriters, if any, of the securities will make a market in the securities. If the underwriters make a market in the securities, such market making may be discontinued at any time without notice.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers or underwriters may be customers of, engage in transactions with, or perform services for us and our subsidiaries in the ordinary course of business.

SELLING STOCKHOLDER

All of the 300,000 shares of common stock registered for sale by the selling stockholder pursuant to this prospectus are shares owned by the Mary S. Dent Gifting Trust. Mary S. Dent is the spouse of Dr. Michael T. Dent, our founder and current member of our Board of Directors. We are registering such shares to permit the selling stockholder and its pledges, donees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell the shares in the manner contemplated under the “Plan of Distribution”.

The following table sets forth information with respect to the selling stockholder and the shares of common stock beneficially owned by the selling stockholder, including shares that may be offered under this prospectus. The information is based on information provided by or on behalf of the selling stockholder to us as of January15, 2013. For purposes of the table below, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling stockholder.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Shares That May Be Sold Pursuant to this Prospectus	Shares of Common Stock Beneficially Owned After Offering	Percent of Shares Owned After Offering
Mary S. Dent Gifting Trust	900,000	300,000	600,000	1.33%

DESCRIPTION OF OUR CAPITAL STOCK

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share (“Common Stock”) of which 45,275,280 shares were issued and outstanding as of January 15, 2013. The outstanding shares of our Common Stock are fully paid and non-assessable. The holders of Common Stock are entitled to one vote per share for the election of directors and with respect to all other matters submitted to a vote of stockholders. Shares of our Common Stock do not have cumulative voting rights, which means that the holders of more than 50% of such shares voting for the election of directors can elect 100% of the directors if they choose to do so. Our Common Stock does not have preemptive rights, meaning that the common stockholders’ ownership interest in the Company would be diluted if additional shares of Common Stock are subsequently issued and the existing stockholders are not granted the right, at the discretion of our Board of Directors, to maintain their ownership interest in our Company.

Upon liquidation, dissolution or winding-up of the Company, our assets, after the payment of debts and liabilities and any liquidation preferences of, and unpaid dividends on, any class of preferred stock then outstanding, will be distributed pro-rata to the holders of our Common Stock. The holders of our Common Stock do not have preemptive or conversion rights to subscribe for any of our securities and have no right to require us to redeem or purchase their shares. The holders of Common Stock are entitled to share equally in dividends, if, as and when declared by our Board of Directors, out of funds legally available therefore, subject to the priorities given to any class of preferred stock which my be issued.

Our common stock is listed for quotation on the NASDAQ Capital Market under the symbol “NEO”. On January 15, 2013, the last reported sale price of our common stock was $2.70 per share.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding and which the Company may be obligated to issue under options, warrants or other contractual commitments. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series. As of January 15, 2013, no such shares had been designated.

DESCRIPTION OF WARRANTS WE MAY OFFER

We may issue warrants from time to time in one or more series for the purchase of our Common Stock or Preferred Stock or any combination of those securities. Warrants may be issued independently or together with any shares of Common Stock or shares of Preferred Stock or offered by any prospectus supplement and may be attached to or separate from Common Stock or Preferred Stock. Each series of warrants may be issued under a separate warrant agreement to be entered into between us and a warrant agent, or any other bank or trust company specified in the related prospectus supplement relating to the particular issue of warrants. A warrant agent may act as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The specific terms of any series of warrants will be described in the applicable prospectus supplement relating to that series of warrants along with any general provisions applicable to that series of warrants.

The following is a general description of the warrants we may issue. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. The terms of any warrants we offer may differ from the terms described in this prospectus. As a result, we will describe in the prospectus supplement the specific terms of the particular series of warrants offered by that prospectus supplement. Accordingly, for a description of the terms of a particular series of warrants, you should carefully read this prospectus, the applicable prospectus supplement, and the applicable warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms. If warrants are offered by us, the prospectus supplement will describe the terms of the warrants, including the following if applicable to the particular offering:

•	the title of the warrants;

•	the total number of warrants;

•	the number of shares of Common Stock purchasable upon exercise of the warrants to purchase Common Stock and the price at which such shares of Common Stock may be purchased upon exercise;

•	the designation and terms of the Preferred Stock with which the warrants are issued and the number of warrants issued with each share of Preferred Stock;

•	the date on and after which the warrants and the related Common Stock or Preferred Stock will be separately transferable;

•	if applicable, the date on which the right to exercise the warrants will commence and the date on which this right will expire;

•	if applicable, the minimum or maximum amount of the warrants which may be exercised at any one time;

•	a discussion of federal income tax, accounting and other special considerations, procedures and limitations relating to the warrants; and

•	any other terms of the warrants including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrants may be exchanged for new warrants of different denominations, may be presented for registration of transfer, and may be exercised at the office of the Company, the warrant agent or any other office indicated in the prospectus supplement. Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of shares of Common Stock or shares of Preferred Stock purchasable upon exercise, including the right to receive payments of dividends, if any, on the shares Common Stock or Preferred Stock purchasable upon such exercise or to exercise any applicable right to vote.

Exercise of Warrants. Each warrant will entitle the holder to purchase a number of shares of Common Stock or shares of Preferred Stock at an exercise price as will in each case be set forth in, or calculable from, the prospectus supplement relating to those warrants. Warrants may be exercised at the times set forth in the prospectus supplement relating to the warrants. After the close of business on the expiration date (or any later date to which the expiration date may be extended by us), unexercised warrants will become void. Subject to any restrictions and additional requirements that may be set forth in the prospectus supplement relating thereto, warrants may be exercised by delivery to the warrant agent of the certificate evidencing the warrants properly completed and duly executed and of payment as provided in the prospectus supplement of the amount required to purchase shares of Common Stock or shares of Preferred Stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the prospectus supplement relating to the warrants. Upon receipt of the payment and the certificate representing the warrants to be exercised properly completed and duly executed at the office of the Company, the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the shares of Common Stock or shares of Preferred Stock purchasable upon such exercise. If fewer than all of the warrants represented by that certificate are exercised, a new certificate will be issued for the remaining amount of warrants.

The description in the applicable prospectus supplement and other offering material of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of the applicable warrant agreement if we offer warrants, see “Documents Incorporated by Reference” and “Prospectus Summary - Where You Can Find More Information.” We urge you to read the applicable warrant agreement and the applicable prospectus supplement and any other offering material in their entirety.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Burton, Bartlett & Glogovac, Reno, Nevada. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

Our consolidated financial statements as of December 31, 2011 and 2010 and for the years then ended included or referred to in this prospectus have been audited by Kingery & Crouse, P.A., independent registered certified public accountants, and are incorporated by reference into this prospectus in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to directors, officers, and controlling persons of the registrant pursuant to the Company’s constituent documents, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person connected with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

NEOGENOMICS, INC.

3,000,000 Shares of Common Stock

$         per share

Prospectus Supplement

Craig-Hallum Capital Group

Ladenburg Thalmann & Co. Inc.

Emerging Growth Equities, Ltd.

February     , 2013